JNL VARIABLE FUND LLC
                               MULTIPLE CLASS PLAN


     This Multiple Class Plan (this "Plan") has been approved pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), by a majority of the Managers of the above-named, series-type, registered open-end management investment company ("Company"), with respect to the Company's investment portfolios (each a "Fund") shown on Schedule A hereto, as amended from time to time.

     1. CLASS DESIGNATIONS. Each Fund is authorized to issue from time to time the following classes of shares: Class A Class B

     2. CLASS A SHARES. Class A Shares of a Fund will be offered for sale subject to a 12b-1 Fee pursuant to the Fund's Rule 12b-1 Plan. For purposes hereof, a "12b-1 Fee" refers to the fee authorized under the applicable Fund's Rule 12b-1 Plan, pursuant to Rule 12b-1 under the 1940 Act, that reflects the use of a portion of a Fund's assets to finance shareholder services or certain activities expected directly or indirectly to result in the sale of the Fund's shares. Imposition of the 12b-1 Fee is subject to any required approval by the Company's Board of Managers and/or affected Class A Fund shareholders.

     3. CLASS B SHARES. Class B Shares of a Fund will be offered for sale without being subject to a 12b-1 Fee.

     4. RELATIVE RIGHTS AND OBLIGATIONS. Each class of shares of a Fund will represent interests in the same portfolio of investments of the Fund and will have in all respects the same rights and obligations as each other class of the Fund, except as otherwise provided herein. Each class of shares may be subject to different investment minimums and other conditions of eligibility as may be described in the prospectus for the particular class of shares, as from time to time in effect.

     5. CLASS EXPENSES. Each class of shares of a Fund will pay all of the expenses of an arrangement for shareholder services or the distribution of shares or both that is specific to that class, including the fees and expenses of any plan adopted pursuant to Rule 12b-1 relating to the particular class (including the expenses of obtaining shareholder approval of any such plan or amendment thereto) and any shareholder or administrative services plan relating to the particular class but not adopted under Rule 12b-1; and each class may, to the extent practicable, pay a different share of other expenses (excluding advisory or custodial fees or other expenses related to the management of the Fund's assets), if such other expenses are actually incurred in a different amount by that class or the class receives services of a different kind or to a different degree than other classes, including any incremental transfer agency fees attributable to the particular class and, consistent with rulings and other published statements of position of the Internal Revenue Service, any expenses of the Fund's operations that are directly attributable to the particular class.

     6. INCOME, GAIN, AND LOSSES AND FUND-WIDE EXPENSES. Income, gain, and losses and expenses not allocated to a particular class of shares of a Fund will be allocated in accordance with Rule 18f-3(c) or any successor provision. As a result of differences in allocated expenses, it is expected that the net income of, and dividends payable to, each class of shares will vary. Dividends and distributions paid to each class will be calculated in the same manner, on the same day and at the same time.

     7. WAIVERS AND REIMBURSEMENTS. Expenses may be waived or reimbursed by a Fund's adviser, underwriter or any other provider of services to the Fund.

     8. CONVERSION FEATURES. Shares of one class of a Fund may not be converted into shares of another class of the same Fund.

     9. EXCHANGE PRIVILEGES. Shares of each class of a Fund may be exchanged for shares of the same class of another Fund or, if the other Fund has only one class of shares, for shares of that class, but in either case only to the extent otherwise permitted as described in the prospectus for the particular class of shares, as from time to time in effect.

     10. VOTING RIGHTS. Each class of shares of a Fund will have (i) exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and (ii) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

     11. AMENDMENTS. All material amendments to this Plan must be approved pursuant to Rule 18f-3 by a majority of the Managers of the Company, including a majority of the Managers who are not interested persons of the Company.


ADOPTED: DECEMBER 3, 2007

                                   SCHEDULE A
                              INVESTMENT PORTFOLIOS

---------------------------------------------------------------------------------------- -----------------------------
                                         FUND                                                       CLASS
---------------------------------------------------------------------------------------- -----------------------------
---------------------------------------------------------------------------------------- -----------------------------
JNL/Mellon Capital Management DowSM 10 Fund                                                        Class A
---------------------------------------------------------------------------------------- -----------------------------
---------------------------------------------------------------------------------------- -----------------------------
JNL/Mellon Capital Management S&P(R) 10 Fund                                                       Class A
---------------------------------------------------------------------------------------- -----------------------------
---------------------------------------------------------------------------------------- -----------------------------
JNL/Mellon Capital Management Global 15 Fund                                                       Class A
---------------------------------------------------------------------------------------- -----------------------------
---------------------------------------------------------------------------------------- -----------------------------
JNL/Mellon Capital Management Nasdaq(R) 25 Fund                                                    Class A
---------------------------------------------------------------------------------------- -----------------------------
---------------------------------------------------------------------------------------- -----------------------------
JNL/Mellon Capital Management Value Line(R) 30 Fund                                                Class A
---------------------------------------------------------------------------------------- -----------------------------
---------------------------------------------------------------------------------------- -----------------------------
JNL/Mellon Capital Management DowSM Dividend Fund                                                  Class A
---------------------------------------------------------------------------------------- -----------------------------
---------------------------------------------------------------------------------------- -----------------------------
JNL/Mellon Capital Management S&P(R) 24 Fund                                                       Class A
---------------------------------------------------------------------------------------- -----------------------------
---------------------------------------------------------------------------------------- -----------------------------
JNL/Mellon Capital Management 25 Fund                                                              Class A
---------------------------------------------------------------------------------------- -----------------------------
                                                                                                   Class B
---------------------------------------------------------------------------------------- -----------------------------
---------------------------------------------------------------------------------------- -----------------------------
JNL/Mellon Capital Management Select Small-Cap Fund                                                Class A
---------------------------------------------------------------------------------------- -----------------------------
                                                                                                   Class B
---------------------------------------------------------------------------------------- -----------------------------
---------------------------------------------------------------------------------------- -----------------------------
JNL/Mellon Capital Management VIP Fund                                                             Class A
---------------------------------------------------------------------------------------- -----------------------------
                                                                                                   Class B
---------------------------------------------------------------------------------------- -----------------------------
---------------------------------------------------------------------------------------- -----------------------------
JNL/Mellon Capital Management JNL 5 Fund                                                           Class A
---------------------------------------------------------------------------------------- -----------------------------
                                                                                                   Class B
---------------------------------------------------------------------------------------- -----------------------------
---------------------------------------------------------------------------------------- -----------------------------
JNL/Mellon Capital Management JNL Optimized 5 Fund                                                 Class A
---------------------------------------------------------------------------------------- -----------------------------
                                                                                                   Class B
---------------------------------------------------------------------------------------- -----------------------------
---------------------------------------------------------------------------------------- -----------------------------
JNL/Mellon Capital Management S&P(R) SMid 60 Fund                                                  Class A
---------------------------------------------------------------------------------------- -----------------------------
                                                                                                   Class B
---------------------------------------------------------------------------------------- -----------------------------
---------------------------------------------------------------------------------------- -----------------------------
JNL/Mellon Capital Management NYSE(R) International 25 Fund                                        Class A
---------------------------------------------------------------------------------------- -----------------------------
                                                                                                   Class B
---------------------------------------------------------------------------------------- -----------------------------
---------------------------------------------------------------------------------------- -----------------------------
JNL/Mellon Capital Management Communications Sector Fund                                           Class A
---------------------------------------------------------------------------------------- -----------------------------
                                                                                                   Class B
---------------------------------------------------------------------------------------- -----------------------------
---------------------------------------------------------------------------------------- -----------------------------
JNL/Mellon Capital Management Consumer Brands Sector Fund                                          Class A
---------------------------------------------------------------------------------------- -----------------------------
                                                                                                   Class B
---------------------------------------------------------------------------------------- -----------------------------
---------------------------------------------------------------------------------------- -----------------------------
JNL/Mellon Capital Management Financial Sector Fund                                                Class A
---------------------------------------------------------------------------------------- -----------------------------
                                                                                                   Class B
---------------------------------------------------------------------------------------- -----------------------------
---------------------------------------------------------------------------------------- -----------------------------
JNL/Mellon Capital Management Healthcare Sector Fund                                               Class A
---------------------------------------------------------------------------------------- -----------------------------
                                                                                                   Class B
---------------------------------------------------------------------------------------- -----------------------------
---------------------------------------------------------------------------------------- -----------------------------
JNL/Mellon Capital Management Oil & Gas Sector Fund                                                Class A
---------------------------------------------------------------------------------------- -----------------------------
                                                                                                   Class B
---------------------------------------------------------------------------------------- -----------------------------
---------------------------------------------------------------------------------------- -----------------------------
JNL/Mellon Capital Management Technology Sector Fund                                               Class A
---------------------------------------------------------------------------------------- -----------------------------
                                                                                                   Class B
---------------------------------------------------------------------------------------- -----------------------------